EXHIBIT 3.83

ARTICLES OF INCORPORATION

OF

RURAL FIRE DEPT., INC.

KNOW ALL MEN BY THESE PRESENTS:

We, the undersigned, hereby associate ourselves together for the purpose of forming a corporation under the laws of the State of Arizona and for such purpose hereby adopt Articles of Incorporation as follows:

ARTICLE I

The name of the corporation shall be RURAL FIRE DEPT., INC., and its principal place of business shall be in Maricopa County, Arizona, but other offices for conducting business, both within and without the State of Arizona, may be established, and the Corporation may hold its meetings at such places, both within and without the State of Arizona, as the Board of Directors may designate.

ARTICLE II

The object and purpose of the Corporation and the nature of the business proposed to be transacted is, to-wit:

(a) Primarily to furnish water for fire protection and to supply private fire protection service, to provide, by itself or with others, ambulance, security and security patrol, fire, burglar and intrusion alarm, wrecker, water transportation, distribution and related services; including development, manufacture, service and sale of pertinent equipment of any nature or character, both public and private, by franchise, certificate, contract or any other means, both within and without the State of Arizona and United States of America; to engage in the business of leasing, buying, selling, owning, mortgaging, brokering, manufacturing, importing, exporting and franchising all sorts and nature and character of fire, alarm, ambulance, wrecker, water distribution and related apparatus and equipment and all other types, nature and character of machines, machinery, equipment, electronics and electrical equipment and all other lawful commercial enterprises; to buy, sell, lease or otherwise dispose of, by itself or with other companies, private fire protection companies, ambulance, first aid and rescue, and wrecker services, fire, burglar, intrusion and other alarm services, and all sorts, nature and character of assets belonging thereto; and to generally to perform and carry on any other business or transaction whether related or unrelated to the primary business of the corporation, or to any other business then or there done by the corporation.

(b) To promote, purchase, lease, construct or otherwise acquire, and to hold, own, develop, operate, sell, assign, transfer, exchange, license and deal in, mortgage, pledge, or otherwise dispose of and encumber real and personal property of every class and description and rights and privileges therein.

(c) To draw, make, issue, discount, purchase or otherwise acquire promissory notes, drafts, bills of exchange, warrants, bonds, debentures, stocks, commodities, or commodity futures, and other negotiable or transferable instruments and to secure the same by mortgage, pledge, deed of trust or otherwise, in such manner and to such extent as a corporation organized under the Laws of the State of Arizona may now or hereafter lawfully do.

(d) To make, enter into and carry out any arrangements with, and to act in any and all parts of the world in any capacity whatsoever as financial, commercial collection, purchasing, selling or business agent or representative, general or special, for any business or person (which term as used in this Article shall be deemed to include any individual, firm, association, partnership, corporation, syndicate, trust, government or subdivision thereof, public or private, domestic or foreign), to the extent now or hereafter permitted by law; and to a like extent to obtain therefrom or otherwise, any powers, privileges, immunities, contracts, franchises, guaranties, patents, inventions, processes, grants, options and concessions, to hold, own, exercise, exploit, dispose of and realize upon the same, to undertake and transact any business dependent thereon, and to promote, cause to be promoted and aid in any way any person, firm, association, corporation, syndicate, government or subdivision thereof.

(e) To enter into and perform franchises, sublicenses, contracts and agreements of any kind deemed necessary or advantageous to the Corporation; and as surety, endorser, guarantor or otherwise, to undertake, assume and guarantee liabilities, obligations, indebtedness and contracts with respect to which the Corporation may have any interest direct or indirect.

(f) To acquire by purchase, exchange, or otherwise all or any part of, or any interest in, the properties, assets, business licenses, good will, securities and commodities of any business or person as defined in subparagraph (d) hereinabove; to pay for the same in cash, property, or its own or other securities; to hold, operate, lease, reorganize, liquidate, mortgage, pledge, encumber, sell, exchange, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts.

(g) To borrow money for any of the purposes of the Corporation from time to time to such extent as these Articles permit and, from time to time, to issue and sell its own securities, in such amounts, on such terms and conditions, for such purposes and at such prices as the Board of Directors may determine; and to a like extent, to secure such securities by mortgage upon, or the pledge of, or the conveyance of assignment in trust of, the whole or any part of the properties, assets, business and good will of the Corporation, then owned or thereafter acquired; and to purchase, acquire, hold, dispose of and transfer its own securities (including shares of its capital stock) in any manner and to the extent now or hereafter permitted by the Laws of the State of Arizona.

(h) To increase or decrease the amount of its capital stock, and to purchase, hold and reissue the shares of its capital stock.

(i) To purchase or acquire from any of its directors or stockholders any properties, interests, shares of stock or other assets which the Board of Directors may deem it desirable to acquire, and to pay for the same in stock of the Corporation, or by notes, debentures, bonds or other obligations of the Corporation, or by cash or transfer of property of the Corporation.

(j) To carry out all or any part of the foregoing purposes as principal, agent or otherwise, either alone or in association with any other corporations or persons, and in any part of the world, or to such extent as a corporation organized under the Laws of the State of Arizona may now or hereafter lawfully do, as a member of, or as the owner or holder of any stock of, or shares or interest in, any corporation, association, partnership, firm, trust or syndicate; and to a like extent, in connection therewith to make, enter into and perform such contracts or deeds with any person or persons and to do such acts and things and to exercise such powers as a natural person could lawfully make, enter into, do or exercise.

(k) In general, to do everything, either within or without the State of Arizona, necessary, conducive, convenient, or in connection with or incidental to, the accomplishment of the purposes and objects hereinabove enumerated.

The hereinabove designations shall not be construed to be a limitation or qualification or in any manner to limit or restrict the objects and purposes of the Corporation.

ARTICLE III

The authorized capital stock of the Corporation shall be Ten Million (10,000,000) shares denominated as Common Stock of the par value of One Dollar ($1.00) per share, which stock shall be issued and paid for as directed by the Board of Directors. Any portion of the capital stock of the Corporation may be issued in payment for real and/or personal property, labor, services, or any other right or thing of value for the use and purpose of the Corporation, and all such capital stock, when so issued, shall become and be fully paid the same as though paid for in cash, and in the absence of fraud, the directors shall be the sole judges of the value of any property, labor, services, rights or things acquired in exchange for capital stock of the Corporation. The shares of capital stock of the Corporation shall be non-assessable and shall not have preemptive rights.

ARTICLE IV

The time of commencement of this Corporation shall be the date of the issuance to it of its original Certificate of Incorporation, and the termination of the Corporation shall be twenty-five (25) years from the date of this amendment, with the privilege of renewal as provided by law.

ARTICLE V

The business and affairs of the Corporation shall be conducted by a Board of Directors of not less than two (2) or more than fifteen (15) members. The directors of the Corporation may increase or decrease the number of directors within the above limits and shall fill any vacancies occurring in the Board in accordance with the By-Laws. The directors need not be shareholders in the Corporation. The following named persons shall constitute the Board of Directors and shall serve as directors until the next annual meeting of shareholders and until their successors shall have been duly elected and qualified or until death or resignation if sooner occurring:

LOUIS A. WITZEMAN; and

LOUIS G. JEKEL, JR.

Thereafter, the Board of Directors shall be elected at the annual meeting of the shareholders, which shall be held on the first Thursday of February of each year, commencing with the year 1972. A president, vice president or vice presidents, a secretary and a treasurer, any of which offices may be held by the same person, shall be elected by the Board, and shall hold office until their successors are elected and qualify.

The Board, in addition to its general powers, and without any action on the part of the shareholders, shall have power to designate an Executive Committee from its members and to make amend and substitute By-Laws governing the Corporation.

Any director may be removed by the shareholders at any time, with or without cause, providing no director shall be removed without cause if the number of shares voted against his removal would be great enough to elect him as a director if the whole Board were to be elected at the time of any such attempted removal, and any officer elected or appointed by the Board may be removed thereby at any time, with or without cause, in each case in such manner as shall be provided in the By-Laws.

The Board of Directors shall have power to fix from time to time the amount to be reserved out of the surplus of the Corporation as working capital or for any other lawful purpose, and to determine whether any, and if any, what part, of the surplus of the Corporation shall be declared in dividends.

ARTICLE VI

The highest amount of indebtedness or liability, direct or contingent, to which the Corporation is at any time to subject itself, shall not exceed two-thirds (2/3) of the authorized stock of the Corporation except as to any higher amount as otherwise may be permissible at any time by law.

ARTICLE VII

The private property of each and every shareholder, officer and director of the Corporation, real and personal, tangible and intangible, now owned or hereafter acquired by any of them, is, and shall be forever, exempt from all debts and obligations of the Corporation of any kind whatsoever, and no property of any kind whatsoever of any shareholder, officer or director of the Corporation shall be subject to any time to any Corporate debt whatsoever.

ARTICLE VIII

In the absence of fraud, no contract or other transaction between the Corporation and any other corporation and no act of the Corporation shall be in any way invalidated or otherwise affected by the fact any one or more of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors, officers or shareholders of such other corporation. Any director of the Corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided the fact that he individually or as a member of such firm or association is so interested shall be disclosed or shall have been known to all of the directors of the Corporation who is also a director, officer or shareholder of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors or of any committee thereof which shall authorize any such contract or transaction, with like force and effect as if he were not such director, officer or shareholder of such other corporation or not so interested. In the absence of fraud, no director shall be liable to account to the Corporation for any profit realized by him from or through any such contract or transaction by the Corporation authorized as aforesaid by reason of the fact that he or any firm or association of which he is a member, or any corporation of which is an officer, director or shareholder, shall have been interested in any such contract or transaction.

Any person incurring expenses, including legal fees, judgments or penalties levied against him, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation shall be indemnified by the Corporation against such expense arising for actions or omissions alleged to have been committed by any such person while acting within the scope of his employment as a director or officer of the Corporation, provided the Board of Directors shall determine in good faith that such person did not act, fail to act, or refuse to act willfully or with gross negligence or with fraudulent or criminal intent in regard the matter involved in the action.

ARTICLE IX

The Corporation shall have the right to adopt By-Laws or enter into agreements with its shareholders imposing reasonable restrictions on the sale, assignment or transfer of the shares of its capital stock and giving to the Corporation or the shareholders the preferential right to option to acquire shares of stock in the Corporation of shareholders desiring to sell such shares or obligating the Corporation to redeem or purchase such shares.

ARTICLE X

The Corporation does hereby appoint LOUIS G. JEKEL, JR., whose address is 4320 North Scottsdale Road, Scottsdale, Arizona 85251, who has been a bona fide resident of the State of Arizona for at least three (3) years, its statutory agent for the State of Arizona, upon whom service of process may be had. The foregoing appointment may be revoked at any time by the filling of the appointment of a successor.

IN WITNESS WHEREOF, we, the undersigned, hereunto set our hands this 3rd day of January, 1972.

Louis A. Witzeman Drawer F Scottsdale, Arizona 85252

RURAL/METRO CORPORATION Drawer F Scottsdale, Arizona 85252

By
President

STATE OF ARIZONA	)
	)	ss.
County of Maricopa	)

On this 30th day of December, 1971, before me, the undersigned officer, personally appeared LOUIS A. WITZEMAN, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Sylvia E. Johnson
Notary Public

My commission Expires Aug. 31, 1974

STATE OF ARIZONA	)
	)	ss.
County of Maricopa	)

On this 30th day of December, 1971, before me, the undersigned officer, personally appeared LOUIS A. WITZEMAN, who acknowledged himself to be the president of Rural Fire Protection Company, an Arizona corporation, and that he as such president, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the Corporation by himself as President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Sylvia E. Johnson
Notary Public

My commission Expires Aug. 31, 1974

STATE OF ARIZONA	)
	)	ss.
County of Maricopa	)

On this 30th day of December, 1971, before me, the undersigned officer, personally appeared LOUIS G. JEKEL, JR., known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Sylvia E. Johnson
Notary Public

My commission Expires Aug. 31, 1974

85575

ARIZONA CORPORATION COMMISSION

JAN 5 1972

2:55 P.M.

Simon & Jekel

4320 N. Scottsdale Rd., McCune Bldg.,

Scottsdale, Arizona 85251

T. Selonke

William R. Johnson

JAN 5 ’72-405

STATE OF ARIZONA	)
	)	ss.
County of Maricopa	)

I herby certify that the within instrument was filed and recorded at request of

Simon & Jekel

in Docket 9163

on page 85-98

Witness my hand and official seal the day and year aforesaid.

Paul N. Marston

County Recorder

By	/s/ Jean John
Deputy Recorder

STATE OF ARIZONA

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

R/M MANAGEMENT CO., INC.

R/M Management Co., Inc., an Arizona corporation (the “Corporation”), hereby adopts the following Articles of Amendment in accordance with Section 10-1003 of the Arizona Business Corporation Act.

FIRST: The name of the Corporation is R/M Management Co., Inc.

SECOND: The Articles of Incorporation of the Corporation are hereby amended and restated in their entirety to read as set forth on Exhibit A attached hereto.

THIRD: The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

FOURTH: The foregoing amendment to the Articles of Incorporation of the Corporation was adopted as of the 27th day of May, 1997 by the board of directors of the Corporation.

FIFTH: The foregoing amendment to the Articles of Incorporation was approved by the sole shareholder of the Corporation as of the 27th day of May, 1997.

SIXTH: There was one voting group consisting of 20,000 outstanding shares of common stock and that voting group was entitled to 20,000 votes on the amendment to the Articles of Incorporation. The total number of undisputed votes cast for the amendment was 20,000 and that number was sufficient for approval of the amendment to the Articles of Incorporation.

IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment this 27th day of May, 1997.

R/M MANAGEMENT CO., INC.

By:	/s/ James H. Bolin
Name:	James H. Bolin
Title:	President

By:	/s/ Lorraine Tully
Name:	Lorraine Tully
Title:	Assistant Secretary

EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

R/M MANAGEMENT CO., INC.

Article 1. The name of the corporation is R/M Management Co., Inc. (the “Corporation”).

Article 2. The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Arizona Business Corporation Act of the State of Arizona, as it may be amended from time to time (the “Business Corporation Act”).

Article 3. The character of business that the Corporation conducts in the State of Arizona is the business of providing private fire protection, ambulance, security and security patrol, fire, burglar and intrusion alarm, wrecker, water transportation and distribution services, and all manner of activity related thereto.

Article 4. The Corporation shall have authority to issue a total of Ten Million (10,000,000) shares of common stock, par value One Dollar ($1.00) per share.

Article 5. The name and street address of the statutory agent of the Corporation are CT Corporation System, 3225 North Central Avenue, Phoenix, Arizona 85012.

Article 6. The address of the known place of business for the Corporation is 8401 East Indian School Road, Scottsdale, Arizona 85251.

Article 7. The number of directors may be increased or decreased from time to time as set forth in the bylaws of the Corporation. The names and addresses of the persons who presently serve as the members of the board of directors are:

Name	Address
James H. Bolin	8401 East Indian School Road Scottsdale, Arizona 85251

Mark E. Liebner	8401 East Indian School Road Scottsdale, Arizona 85251

Article 8. The personal liability of any director of the Corporation to the Corporation or its shareholders for money damages for any action taken or any failure to take any action as a director is hereby eliminated to the fullest extent allowed by law.

Article 9. The Corporation shall indemnify, and advance expenses to, to the fullest extent allowed by the Business Corporation Act, any person who incurs liability or expense by reason of such person acting as a director, officer, employee or agent of the Corporation (an “indemnitee”). This indemnification with respect to directors, officers, employees and agents shall be mandatory, subject to the requirements of the Business Corporation Act, in all circumstances in which indemnification is permitted by the Business Corporation Act. The Corporation shall not be obligated to indemnify an indemnitee (a) with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative (or part thereof) initiated or brought voluntarily by such indemnitee and not by way of defense; (b) for any amounts paid in settlement of an action indemnified against by the Corporation without the proper written consent of the Corporation; or (c) in connection with any event in which the indemnitee did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation.

Article 10. Unless the bylaws of the Corporation provide otherwise and the statutory agent expressly consents hereto in writing, all records required pursuant to the Business Corporation Act to be kept by the Corporation or its agent shall be kept by the Corporation at the known place of business of the Corporation.

OCC File No. 12589-98

ARIZONA CORPORATION COMMISSION

TRANSMITTAL FOR FAX FILING

To:	ARIZONA CORPORATION COMMISSION
Corporations Division
1200 West Washington
	Phoenix, Arizona 85007	FAX NUMBER: 542-4100

FROM:	O’Connor, Cavanagh

(Account Holder)

Advance Account Number	1309	Fax Number 263-2900
Contact Person:
Telephone Number:	263-2789
Corporation Name:	R/M Management Co., Inc.
Document Type:	Articles of Amendment

Number of pages (including Transmittal) 7

☒	PLEASE EXPEDITE THIS FILING AND CHARGE THE APPLICABLE FEE OF $35.00 (PER FILING) TO MY ACCOUNT.

☒	The Corporation Commission hereby acknowledges receipt of the document type described herein. * 0085575-6

RECEIVED MAY 2 8 1997 (Date Stamp)

ARIZONA CORP COMMISSION

CORPORATION DIVISION

25 Amend
35 Exp

Filing fee(s) charged to your account in the amount of $60

There is a problem with your transmittal. Please call the undersigned at your earliest convenience. Thank you.

Examiner	/s/ Cheryl Leon
Telephone:	542-3135 #1

*	All documents are subject to review before filing.

ARIZONA CORPORATION COMMISSION

DATE: 8-16-95

TO WHOM IT MAY CONCERN:

THIS LETTER CONCERNS THE DOCUMENT CHECKED BELOW, WHICH HAS BEEN APPROVED FOR FILING WITH THE CORPORATIONS DIVISION OF THE ARIZONA CORPORATION COMMISSION.

☒	AMENDMENT
☐	MERGER
☐	NEW AUTHORITY
☐	INTENT TO DISSOLVE (NONPROFIT)

This document must be published for three (3) consecutive publications, within sixty (60) days of the filing date—in a newspaper of general circulation in the Arizona County of the known place of business of the corporation. The Affidavit of Publication must then be returned to this office within thirty (30) days of the last day of publication.

☐	RESTATEMENT OF INFORMATION
☐	INTENT TO DISSOLVE (PROFIT)

This document must be published for three (3) consecutive publications within thirty (30) days of the filing date in a newspaper of general circulation in the Arizona County of the known place of business. The Affidavit of Publication must then be returned to this office within fifteen (15) days for the INTENT TO DISSOLVE and RESTATEMENT OF INFORMATION, of the last day of publication.

If you have questions, you may contact us at our Phoenix Office. Hours are 8:00 a.m.—5:00 p.m., weekdays, (602) 542-3135.

Very truly yours,

Terry Martinez Examiner Technician Corporations Division Arizona Corporation Commission

INC: 0019

Rev. 11/94

STATE OF ARIZONA

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

R/M MANAGEMENT CO., INC.

R/M Management Co., Inc., an Arizona corporation (the “Corporation”), hereby adopts the following Articles of Amendment in accordance with Section 10-061 of the General Corporation Law of the State of Arizona.

FIRST: The name of the Corporation is R/M Management Co., Inc.

SECOND: In order to change the period of existence of the Corporation, Article IV of the Articles of Incorporation of the Corporation, as amended, is hereby amended in its entirety to read as follows:

“ARTICLE IV. The duration of the Corporation shall be perpetual.”

THIRD: In order to change the date of the annual meeting of shareholders of the Corporation, the fifth sentence of Article V is deleted, which presently reads as follows:

“Thereafter, the Board of Directors shall be elected at the annual meeting of the shareholders, which shall be held on the first Thursday in February of each year, commencing with the year 1972.”

FOURTH: The foregoing amendment to the Articles of Incorporation of the Corporation, as amended, was adopted by its Sole Shareholder as of March 31, 1995.

FIFTH: The number of shares of the Corporation outstanding at the time of such adoption was 20,000; and the number of shares entitled to vote thereon was 20,000.

SIXTH: The number of shares of the Corporation’s common stock that were voted for and against the amendment, respectively, is as follows:

For	Against
20,000	None

SEVENTH: The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

EIGHTH: The amendment does not effect a change in the amount of stated capital of the Corporation.

IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment this 31st day of March, 1995.

R/M MANAGEMENT CO., INC.

By:	/s/ James H. Bolin
James H. Bolin

By:	/s/ Steven M. Lee
Steven M. Lee, Secretary

STATEMENT OF CHANGE OF KNOWN PLACE OF BUSINESS

OR STATUTORY AGENT, OR BOTH,

OF

R/M MANAGEMENT CO., INC.

Pursuant to the provisions of Section 10-013 or Section 10-114 of the Arizona Business Corporation Act, the undersigned corporation, organized under the laws of Arizona, submits the following statement for the purpose of changing its known place of business or its statutory agent, or both, in the State of Arizona:

FIRST: The name of the corporation is: R/M MANAGEMENT CO., INC.

SECOND: The address of its present known place of business (as shown with the Arizona Corporation Commission, at this time):

1st Corporate address:    P.O. Drawer F, Scottsdale, AZ 85252

2nd Corporate address (only applies to foreign corporations):

THIRD: The address to which its known place of business is to be changed is:

1st Corporate address (mailing address should be):    c/o C T CORPORATION SYSTEM, 3225 North Central Avenue, Phoenix, Maricopa County, Arizona 85012

2nd Corporate address (only applies to foreign corporations):

FOURTH: The name and address of its present statutory agent is:

Louis G. Jekel, Jr.

4323 N. Brown Rd., Ste. E., Scottsdale, AZ 85251

FIFTH: The name and address of its successor statutory agent or the new address is:

C T CORPORATION SYSTEM, 3225 North Central Avenue, Phoenix, Maricopa County, Arizona 85012

SIXTH: Such change was duly authorized by the corporation.

Dated August 7, 1995.

R/M MANAGEMENT CO., INC.

By
Its President

C T CORPORATION SYSTEM, having been designated to act as statutory agent, hereby consents to act in that capacity until it is removed, or submits its resignation, in accordance with the Arizona Revised Statutes.

C T CORPORATION SYSTEM

By	/s/ Cindy L. Parrinello

Cindy L. Parrinello
(Name)

Special Asst. Secretary
(Title)

STATE OF ARIZONA

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

RURAL FIRE DEPARTMENT, INC.

Pursuant to the provisions of Section 10-061, Arizona Business Corporation Act, the undersigned corporation adopts the attached Articles of Amendment to its Articles of Incorporation:

FIRST. The name of the corporation is “Rural Fire Dept. Inc.”

SECOND. The document attached hereto as Exhibit “A” and incorporated herein by this reference sets forth the Articles of Amendment to the Articles of Incorporation which were adopted by the shareholders of the corporation on July 24, 1984, in the manner prescribed by the Arizona Business Corporation Act.

THIRD. The number of shares of the corporation issued and outstanding at the time of such adoption was twenty thousand (20,000) shares of no par common stock of the corporation all of which shares were entitled to vote.

FOURTH. The designation and number of outstanding shares of each class or series entitled to vote thereon as a class or series were as follows:

Class or Series	Number of Shares
Common	20,000

FIFTH. The number of shares of each class or series entitled to vote thereon as a class or series, voted for or against the amendments were as follows:

Class or Series	Number of Shares For	Number of Shares Against
Common	20,000	-0-

SIXTH. This amendment does not provide for any exchange, reclassification, or cancellation of issued shares.

SEVENTH. This amendment does not effect a change in the amount of stated capital of the corporation.

DATED: July 24, 1984

Rural Fire Dept., Inc.

By:	/s/ Ronald C. Butler
Ronald C. Butler, President

ATTEST:

By:	/s/ Robert Oden
Robert Oden, Assistant Secretary

STATE OF ARIZONA	)
) ss.
County of Maricopa	)

The foregoing instrument was acknowledged before me this 24th day of July, 1984, by Ronald C. Butler and Robert Oden, known to me to be the President and Secretary, respectively, of Rural Fire Dept., Inc., an Arizona corporation, on behalf of the corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/
Notary Public

May commission Expires July 10, 1986

EXHIBIT “A”

AMENDMENT TO THE

ARTICLES OF INCORPORATION

OF:

RURAL FIRE DEPT., INC.

1.	Article 1 is amended to read as follows:

ARTICLE I

The name of the corporation shall be R/M Management Co., Inc., and its principal place of business shall be in Maricopa County, Arizona, but other offices for conducting business, both within and without the State of Arizona, may be established, and the Corporation may hold its meetings at such places, both within and without the State of Arizona, as the Board of Directors may designate.